Exhibit 99.1

VivoSim Announces Pricing of $4.0 Million Private Placement Priced At-the-Market Under Nasdaq Rules with a Single Healthcare Focused Institutional Investor

SAN DIEGO, July 16, 2026 (GLOBE NEWSWIRE) — VivoSim Labs, Inc. (Nasdaq: VIVS) (the “Company” or “VivoSim”), a provider of next-generation New Approach Methodologies (NAM) 3d human cellular models for preclinical safety, today announced that it has entered into a securities purchase agreement with a single healthcare focused institutional investor for the purchase and sale of 4,705,883 shares of common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 4,705,883 shares of common stock at an effective combined price of $0.85 per share and accompanying common warrant for aggregate gross proceeds of approximately $4.0 million, before deducting placement agent fees and other offering expenses. The warrants will have an exercise price of $0.85 per share, will become exercisable immediately following receipt of shareholder approval and will expire five years from the initial exercise date.

The Company also has agreed that certain existing May 2024 warrants to purchase up to 520,833 shares of common stock at an exercise price of $9.60 per share will be amended such that the warrants will have a reduced exercise price of $0.85 per share. The warrant amendment is subject to stockholder approval, and the warrants shall expire five years from the date stockholder approval is obtained.

The closing of the offering is expected to occur on or about July 17, 2026, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offering for working capital and general corporate purposes.

A.G.P./Alliance Global Partners is acting as the sole placement agent in connection with the offering.

The offer and sale of the foregoing securities is being made in reliance on an exemption from the registration requirement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, and applicable state securities laws, and the securities have not been and will not initially be registered under the Securities Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of the securities purchase agreement entered into with the investor, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock and shares of common stock underlying common warrants sold in the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About VivoSim Labs

VivoSim Labs, Inc. (“VivoSim” and the “Company”), is a pharmaceutical and biotechnology services company that is focused on providing testing of drugs and drug candidates in three-dimensional (“3D”) human tissue models of liver and intestine. The Company offers partners liver and intestinal toxicology insights using its new approach methodologies (“NAM”) models. The Company anticipates accelerated adoption of human tissue models following the U.S. Food and Drug Administration (“FDA”) Roadmap to refine animal testing requirements in favor of these non-animal NAM methods. VivoSim Labs operates from San Diego, CA. Visit www.vivosim.ai.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Forward-looking statements include statements regarding NAMkind™, including target turnaround time and its potential to help users de-risk their pipelines, avoid costly downstream failures, reduce rework, prioritize the right assets, move faster, save millions and reduce risk; VivoSim’s commercial presence across Asia-Pacific; the evaluation and acceptance of scientifically robust NAM-based evidence; the Company’s ability to capture growing demand in the in vitro toxicology testing market; demand for human-relevant toxicology; the market opportunity and market size of gastrointestinal in vitro models and toxicology services; and the Company’s scaling capacity to support expanding global demand and development needs. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. These risks and uncertainties and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on July 14, 2026. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events, or circumstances or to reflect the occurrence of unanticipated events.

Contact(s):

Investor Relations

info@vivosim.ai

VivoSim Labs, Inc.